UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.02. Termination of Material Definitive Agreement.

On November 21, 2023, Samsung BioLogics Co., Ltd. (“Samsung”), informed CytoDyn Inc., a Delaware corporation (the “Company”), of Samsung’s intent to terminate, effective January 5, 2024, the Master Services Agreement (the “Agreement”) entered into between Samsung and the Company in April 2019. The Agreement provides for Samsung to perform non-exclusive services relating to technology transfer, process validation, manufacturing, pre-approval inspection, vial filling, and supply and storage services for leronlimab bulk drug substance and drug product. Samsung paused manufacturing for all unfulfilled commitments under the Agreement in January 2022. The Company currently holds sufficient leronlimab to conduct its prospective clinical trial(s) in the short term, and will also be continuing its efforts to resolve outstanding issues under the Agreement with Samsung, including the contractual requirements for notice of breach and termination, an extended payment schedule to address any outstanding past due balance, and the continued postponement of manufacturing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: November 28, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer